As filed with the Securities and Exchange Commission on March 9, 2000,  File No.
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                _______________

                       LEARNING TREE INTERNATIONAL, INC.
                       ---------------------------------
            (Exact name of Registrant as specified in its charter)

        DELAWARE                                         95-3133814
-------------------------------                    ----------------------
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

 6053 WEST CENTURY BOULEVARD                              90045-0028
                                                   ----------------------
    LOS ANGELES, CALIFORNIA                               (ZIP CODE)
---------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            1999 STOCK OPTION PLAN
                            ----------------------
                           (FULL TITLE OF THE PLAN)

                   DAVID C. COLLINS, CHIEF EXECUTIVE OFFICER
                          6053 WEST CENTURY BOULEVARD
                      LOS ANGELES, CALIFORNIA  90045-0028
                      -----------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (310) 417-9700
                                --------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

           IT IS REQUESTED THAT COPIES OF COMMUNICATIONS BE SENT TO:
                            THEODORE E. GUTH, ESQ.
                        GUTH ROTHMAN & CHRISTOPHER LLP
                     10866 WILSHIRE BOULEVARD, SUITE 1250
                        LOS ANGELES, CALIFORNIA  90024
                                (310) 234-6939

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                    Amount           Proposed Maximum       Proposed Maximum           Amount of
Title of Securities                                 to be             Offering Price            Aggregate            Registration
To be Registered                                Registered/(1)/       Per Share/(2)/       Offering Price/(2)/           Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share,
and options to purchase such Common Stock      1,500,000 shares           $26.09                 $39,140,625           $10,334.00
=================================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of the average of the high ($26.56) and low ($25.63) sale prices of the Registrant's Common Stock on the Nasdaq National Market on March 2, 2000.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents, which have been filed by Learning Tree International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

  (a) The Company's Annual Report on Form 10-K for the period ended September 30, 1999, which is the Company's latest annual report filed pursuant to Section 13(a) of the Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

  (b) The Company's Quarterly Report on Form 10-Q for the period ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

  (c) The description of the Company's Common Stock as set forth under the caption "Description of Capital Stock" in the Company's registration statement on Form S-1, File No. 333-12421, as filed with the Commission on September 20, 1996, and any other amendments or reports thereto filed with the Commission for the purpose of updating such description.

  In addition, all documents filed subsequent to the date of this Registration Statement by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  DESCRIPTION OF SECURITIES.

  The Company's Common Stock is registered under Section 12 of the Exchange Act. The options registered hereunder are issued or issuable under the Company's 1999 Stock Option Plan, adopted in March 1999 by the Company and its stockholders (the "Stock Option Plan"). The Stock Option Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options to purchase an aggregate of up to 1,500,000 shares of the Common Stock of the Company. The Stock Option Plan permits the grant of options to officers, employees, directors and consultants of the Company.

  The Stock Option Plan is administered by a stock option committee of the Company's Board of Directors (the "Options Committee"), which is composed of two directors who are not eligible to participate in the Stock Option Plan. Each option is evidenced by a written agreement in a form approved by the Options Committee. No options granted under the Stock Option Plan are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

  Under the Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 75% of the fair market value of the Common Stock on the date of grant. For both incentive stock options and non-qualified stock options, the exercise price must not be less than the par value of a share of the Common Stock on the date of the grant. The term of an incentive or non-qualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The vesting schedule and the period required for full exercisability of the stock options are at the discretion of the Stock Option Committee of the Board of Directors. However, in no event will any option be exercisable earlier than six months after the date of grant except in the case of death or disability of the option holder. Upon exercise of any option granted under the Stock Option Plan, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock of the Company.

  As of December 31, 1999, non-qualified options for approximately 502,000 shares were outstanding under the Stock Option Plan. The exercise price of all options granted was equal to the fair market value of the Common Stock at the date of grant and the terms of the options granted to that date range from four to eight years.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Theodore E. Guth is a director of the Company. In addition, he is a partner in Guth Rothman & Christopher LLP and owns 1,319,308 shares of Common Stock, as trustee, and holds an option to purchase 12,000 additional shares of the Registrant's Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article Eight of the Amended and Restated Certificate of Incorporation of the Company and Article VIII of the By-laws of the Company (filed as Exhibits 4.3 and 4.4 hereto, respectively) provide for indemnification of officers and directors and are incorporated herein by this reference.

  Section 145 of the General Corporation Law of the State of Delaware provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceedings because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

  In accordance with Section 145 of the General Corporation Law of the State of Delaware, the Company has entered into an agreement with its directors and certain of its officers indemnifying them to the fullest extent permitted by law. The indemnification provisions, and the indemnification agreements entered into between the Company and its directors and certain of its officers, may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities arising under the Securities Act.

  In addition, the Company also maintains insurance policies under which its directors and officers are insured. Within the limits of these policies, the Company's directors and officers are insured against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not Applicable.

Item 8.  EXHIBITS.

Exhibit
Number
-------

 4.1 1999 Stock Option Plan of Learning Tree International, Inc. (incorporated by reference to Exhibit A to the Company's Proxy Statement on Form 14A, as filed with the Commission on January 29, 1999).

 4.2  Form of Option Grants.

 4.3 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No.1 to the Company's registration statement on Form S-1, File Number 33-97842, as filed with the Commission on November 13, 1995 ("Amendment No. 1")).

 4.4 By-laws of the Company (incorporated by reference to Exhibit 3.2 of Amendment No. 1).

 4.5  Specimen of Common Stock Certificate (incorporated by reference to Exhibit
      4.1 of Amendment No. 1).

 5.1  Opinion of Guth Rothman & Christopher LLP.

23.1  Consent of Arthur Andersen LLP.

23.2 Consent of Guth Rothman & Christopher LLP (included in their opinion filed as Exhibit 5.1 hereto).

24.1 Powers of Attorney (included on signature page of this Registration Statement).

____________________

Item 9.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement. However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on March 8, 2000.

                                         LEARNING TREE INTERNATIONAL, INC.

                                     By: /s/ DAVID C. COLLINS
                                         -------------------------------------
                                         David C. Collins, Ph.D.
                                         Chairman of the Board of Directors
                                         and Chief Executive Officer

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. David C. Collins, Eric R. Garen and Mary C. Adams, jointly and severally, as attorneys-in-fact, each with power of substitution, for such person in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                                        Date
---------                          -----                                        ----
/s/ DAVID C. COLLINS, Ph.D.        Chairman of the Board of Directors           March 8, 2000
------------------------------
David C. Collins, Ph.D.            and Chief Executive Officer (principal
                                   executive officer)

/s/ ERIC R. GAREN                  President and Director                       March 8, 2000
------------------------------
Eric R. Garen

/s/ GARY R. WRIGHT                 Chief Financial Officer, Secretary and       March 8, 2000
------------------------------
Gary R. Wright                     Director (principal financial officer
                                   and principal accounting officer)

/s/ MARY C. ADAMS                  Vice President, Administration and           March 8, 2000
------------------------------
Mary C. Adams                      Investor Relations, Assistant
                                   Secretary and Director

/s/ JAMES E. FURLAN                Chief Operating Officer and Director         March 8, 2000
------------------------------
James E. Furlan

/s/ THEODORE E. GUTH               Director                                     March 8, 2000
------------------------------
Theodore E. Guth

/s/ W.  MATHEW JUECHTER            Director                                     March 8, 2000
------------------------------
W. Mathew Juechter

/s/ ALAN B. SALISBURY, Ph.D.       Director                                     March 8, 2000
------------------------------
Alan B. Salisbury, Ph.D.

/s/ MICHAEL W. KANE , Ph.D.        Director                                     March 8, 2000
------------------------------
Michael W. Kane, Ph.D.

                                 EXHIBIT INDEX


Exhibit Number
--------------

 4.1 1999 Stock Option Plan of Learning Tree International, Inc. (incorporated by reference to Exhibit A to the Company's Proxy Statement on Form 14A, as filed with the Commission on January 29, 1999).

 4.2  Form of Option Grants.

 4.3 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's registration statement on Form S-1, File Number 33-97842, as filed with the Commission on November 13, 1995 ("Amendment No. 1")).

 4.4 By-laws of the Company (incorporated by reference to Exhibit 3.2 of Amendment No. 1).

 4.5  Specimen of Common Stock Certificate (incorporated by reference to Exhibit
      4.1 of Amendment No. 1).

 5.1  Opinion of Guth Rothman & Christopher LLP.

23.1  Consent of Arthur Andersen LLP.

23.2 Consent of Guth Rothman & Christopher LLP (included in their opinion filed as Exhibit 5.1 hereto).

24.1 Powers of Attorney (included on signature page of this Registration Statement).